EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-146628 and 333-151287) on Form S-8 and Registration Statement (No. 333-167392) on Form S-3 of  American DG Energy Inc of our report dated March 31, 2011, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of American DG Energy, Inc. for the year ended December 31, 2010.

/s/ MCGLADREY & PULLEN, LLP
McGladrey & Pullen, LLP

Boston, Massachusetts
March 31, 2011